UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Compensation and Talent Committee (the “Committee”) of the Board of Directors of Western Digital Corporation (the “Company”) approved an amendment to David Goeckeler’s sign-on performance stock unit award, which was granted effective as of March 9, 2020, for a target number of 432,489 performance stock units (the “CEO Sign-On Award”) as part of a retention program that consisted of one-time equity retention awards to certain members of the Company’s management team, including Mr. Goeckeler, and this amendment, in order to foster key employee retention as the Company explores strategic alternatives and to support corporate performance.

Amendment to CEO Sign-On Award

The amendment provides that the CEO Sign-On Award’s performance conditions have been removed and the award shall vest at the applicable “target” level (i.e., attainment of 100% of the applicable performance goal resulting in a 100% payout or vesting percentage as to that goal) on the last day of the performance period under the CEO-Sign On Award, which began March 9, 2020 and ends March 8, 2023, subject to Mr. Goeckeler’s continued employment or service with the Company or one of its subsidiaries through the last day of the performance period, provided that any vesting provisions applicable upon a change in control event or the termination of his employment shall continue to apply as set forth in the CEO Sign-On Award. The CEO Sign-On Award may not vest at a level greater than target following the effective date of the amendment. Except as expressly amended by the amendment, all the terms and conditions of the CEO Sign-On Award shall remain in full force and effect. The amendment became effective on June 15, 2022.

The above summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retention Awards

Mr. Goeckeler’s retention award is for a number of restricted stock units of the Company equal in value to $5,000,000 in the aggregate (the “CEO Retention Award”). The first 30% of the CEO Retention Award will vest on June 15, 2023, and the remaining 70% will vest on June 15, 2024, in each case subject to Mr. Goeckeler’s continuous service from the grant date through each applicable vesting date. The Committee approved the grant of one-time retention awards to the other named executive officers of the Company for a number of restricted stock units equal in aggregate value to the following amounts: Wissam G. Jabre ($4,000,000), Srinivasan Sivaram ($4,000,000), Michael C. Ray ($3,000,000) and Robert W. Soderbery ($1,000,000). The retention awards granted to these named executive officers will vest in two equal annual installments on June 15, 2023 and June 15, 2024, respectively, in each case subject to the applicable executive’s continuous service from the grant date through each applicable vesting date.

The foregoing description of the one-time retention awards is a summary of certain terms only and is qualified in its entirety by the full text of the Company’s Form of Grant Notice for Restricted Stock Unit Award – Vice President and Above, under the Western Digital Corporation 2021 Long-Term Incentive Plan, which is incorporated herein by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2021, as filed on February 3, 2022.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1*	First Amendment to the Notice of Grant of Performance Stock Units and Performance Stock Unit Award – TSR Measure (CEO Sign-On Award).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Denotes a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

Date: June 17, 2022